UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2025

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 per value	MKZR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 25, 2025, MacKenzie Realty Capital, Inc. (Nasdaq: MKZR; the “Company”) entered into a Forbearance, Settlement, and Release Agreement (the “Forbearance Agreement”) with First Northern Bank of Dixon (the “Lender”), which is the lender for the indebtedness secured by the Company’s Main Street West office building property (the “Property”) that is currently in maturity default, as previously disclosed (the “Property Debt”).  That loan, in the original principal amount of $16,600,000, originally bore interest at a fixed annual rate of 4% which had increased to a default rate of 8% per annum at the date of the Forbearance Agreement and, as of such date, had an aggregate balance due of $15,787,500 (consisting of a principal balance due of $14,742,049, accrued interest of $857,984 and costs due to the Lender related to the default in the amount of $187,467 (the “Lender Costs”).

Additional parties to the Forbearance Agreement include: (a) MacKenzie Real Estate Advisers, LP, the entity that serves as the Company’s external real estate adviser (the “Real Estate Adviser”); (b) the Company’s wholly owned limited partnership which owns the Property and the wholly owned entity which serves as its general partner (collectively, the “Property Subsidiaries”); and (c) two additional parties that were original guarantors on the Property Debt (and subsequently have been indemnified by the Company’s Operating Partnership for any amounts payable with respect to such guarantees): (i) The Wiseman Company, LLC, from which the Company originally acquired ownership of the Property Subsidiaries and (ii) Doyle Wiseman, in his capacity as Trustee of his Family Trust.  For additional information concerning the terms of the Property Debt and the relationships among these parties, as well as definitions of capitalized terms used and not otherwise defined in this report or in the Forbearance Agreement, please refer to the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2024 and Quarterly Report on Form 10-Q for its most recent fiscal quarter ended December 31, 2024, each as previously filed with the Securities and Exchange Commission (“SEC”).

The material terms of Forbearance Agreement are as follows:

•
In consideration of the execution of the Forbearance Agreement, the Company made a forbearance payment to the Lender in the amount of $5,000,000 (the “Forbearance Payment”), funded through a portion of the proceeds received from the Company’s recent registered direct offering of shares of its common stock and concurrent private placement of warrants to purchase additional common stock, as described in the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2025.  Under the terms of the Forbearance Agreement, this payment was applied towards full payment of the Lender Costs and accrued interest in the amount of $522,525 (excluding $335,459 of Covid-19 deferred interest, which remains part of the balance due on the loan), with the remainder being applied to reduce the principal balance due).

•
Additional funds in the amount of $592,691 currently held by the receiver previously appointed for the Property in connection with the maturity default, less a $100,000 receiver’s expense reserve and any April 2025 tenant rents to be returned to the Company, were applied to a further reduction of principal and the payment of currently due real property taxes.

•	From and after the Maturity Date for the Property Debt of November 1, 2024, the fixed annual interest rate on all outstanding balances is reset to 8.0% per annum.
•
Pursuant to a companion Indemnity Agreement, the Company, together with its Real Estate Adviser and the Property Subsidiaries, also agreed to indemnify the Lender against losses resulting from any potential third-party claim seeking disgorgement of all or any portion of the Forbearance Payment or any other payments received by Lender pursuant to the Property Debt.

•
Subject to performance by the Company and additional parties other than the Lender of the terms of the Forbearance Agreement, including reaffirmation of the terms of the original Property Debt and their related guarantees as well as the non-occurrence of any specified Forbearance Event of Default, the Lender agreed to forbear until a Forbearance Termination Date of September 30, 2025, from taking any action to further pursue a non-judicial foreclosure sale of the Property or to otherwise enforce its remedies for the maturity default under the Property Debt and related deed of trust.

Following the application of payments provided for by the Forbearance Agreement, the remaining outstanding balance due on the Property Debt is approximately $10,400,000.

The foregoing description of the Forbearance Agreement and the related Indemnity Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full terms of the Forbearance Agreement and the Indemnity Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 to this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
Hillview Hollywood Refinancing
The Company closed on a new loan on its subsidiary’s property in Hollywood, California.  The Company successfully replaced the original ~$17 million construction loan, at a current interest rate of 9.5%, with a new CMBS loan of $11.66 million at an interest rate of 5.866%.  This refinancing alone should increase the cashflow from the property by over $900,000 a year.
On March 31, 2025, the Company issued a press release announcing the Forbearance Agreement and refinancing described above.  A copy of that press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Forbearance, Settlement, and Release Agreement dated March 25, 2025, related to Main Street West property indebtedness.
10.2	Indemnity Agreement dated March 25, 2025, related to Main Street West property indebtedness.
99.1	Press Release issued March 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: March 31, 2025	By:	/s/ Robert Dixon
Robert Dixon
President